                                                                   EXHIBIT 10.58

                               SECURITY AGREEMENT
                               ------------------

         THIS SECURITY AGREEMENT is made and entered into on AUGUST 31, 2002, between Telenetics Corporation, a California corporation ("Debtor"), and Corlund Electronics, Inc., a Delaware corporation ("Secured Party").

                                    ARTICLE 1

                           Grant of Security Interest
                           --------------------------

1. As an inducement to Secured Party to extend, or continue to extend, credit to Debtor and for other good and valuable consideration, receipt of which is hereby acknowledged, Debtor hereby grants to Secured Party a security interest in all of the property described in Exhibit "A" attached hereto and incorporated by this reference, in which Debtor now has or hereafter acquires an interest and wherever located (all of which is herein called the "Collateral").

                                    ARTICLE 2

                               Secured Obligations
                               -------------------

2. The security interest granted in Article 1 is granted to secure the following obligations ("Secured Obligations"):

         2.1 Payment of all obligations of Debtor to Secured Party for products manufactured by Secured Party for Debtor, such indebtedness being evidenced by one or more accounts payable of Debtor to Secured Party (the "Payables").

         2.2 Performance of and compliance with all of the terms, covenants and conditions of this Security Agreement, that certain Manufacturing Agreement dated December 29, 2000, as amended, that certain Assignment Agreement dated September 7, 2001, and all other agreements, instruments and documents securing the obligations of Debtor under the Payables or executed by Debtor in connection with the transaction giving rise to the creation or execution of such Payables.

                                    ARTICLE 3

               Representations, Warranties and Covenants of Debtor
               ---------------------------------------------------

3. Debtor hereby represents and warrants to and agrees with Secured Party as follows:

         3.1 Debtor will observe all conditions, comply with all terms, and perform all acts and discharge all obligations secured hereby.

         3.2 Debtor will (a) execute any and all financing statements, amendments to financing statements, continuation statements, fixture filings and such other agreements, assignments and documents that Secured Party may reasonably request from time to time in order to perfect or continue the security interest of Secured Party in the Collateral or otherwise carry out the purposes and intent of this Security Agreement, (b) pay or reimburse Secured Party for all costs and expenses of filing or recording the same in such public offices as Secured Party may designate from time to time, (c) instruct and seek the agreement of any investment property issuer or securities intermediary to comply with instructions and orders given by Secured Party without further consent by Debtor and to otherwise confer control of investment property Collateral in Secured Party and (d) take such other steps as Secured Party may direct, including the noting of Secured Party's lien on the Collateral and the delivery of possession of the Collateral to Secured Party, to perfect or continue the security interest of Secured Party in the Collateral.

         3.3 To the extent lawful, Debtor hereby authorizes Secured Party to perform any act which Secured Party may deem necessary in order to protect and preserve the Collateral or any part thereof or to perfect and continue the security interest of Secured Party therein; and, in particular, Debtor hereby irrevocably appoints Secured Party as Debtor's attorney-in-fact for the purpose (but without any duty or obligation) of executing on Debtor's behalf and in Debtor's name such financing statements, amendments to financing statements, continuation statements, fixture filings and any and all other documents and of performing all other acts that Secured Party deems appropriate to perfect and continue its security interest in, and to protect and preserve the Collateral or any part thereof.

         3.4 Debtor covenants to Secured Party that from and after the date of this Agreement and for so long as any amount remains on account of the Payables or the Manufacturing Agreement, or this Agreement remains in effect (whichever is the last to occur), it will comply with the following financial covenants:

              (a) Debtor will pay or deposit when due all Federal and State employment taxes and will provide to Secured Party such evidence of such payments or deposits as Secured Party may reasonably request.

              (b) Until December 31, 2002, the balance of the Payables that are unpaid for a period of ninety (90) days or more since the original due date of any such Payables, shall be less than $400,000.00. From and after December 31, 2002, no Payables shall be unpaid for a period of ninety (90) days or more. For purposes of this covenant only, the balance of the Payables owed by Debtor to Secured Party shall be determined on a net basis by deducting the total amount due from Secured Party to Debtor and billings for return of obsolete or unused inventory shall not be considered.

              (c) Debtor will pay a carrying charge of 1.0% per month on inventory of parts, materials and supplies on hand at Secured Party and specifically identified as exclusively for the benefit of Debtor or exclusively for the production of inventory for Debtor, in excess sixty (60) days of inventory (based on the cost of the most recent 60 days of such parts, materials and supplies).

              (d) Until such time as the outstanding balance of the Payables is all less than sixty (60) days since the original due date (calculated from the shipment date of the Product related to such Payables) Debtor will, upon receipt of any shipment of Product from Secured Party, either (i) pay the amount of the current invoice plus an amount that will cause the three (3) month rolling average of amounts paid to Seller to equal at least 110% of the three month rolling average of current amounts invoiced by Seller through December 31, 2002 and 120% of such rolling average thereafter, or (ii) will pay the amount of the current invoice and assign to Secured Party (on the terms and conditions set forth in that certain Assignment Agreement between Debtor and Secured Party, dated September 7, 2001) accounts receivable of Debtor in an amount that will cause the three (3) month rolling average of amounts paid to Seller to equal at least 110% of the three month rolling average of current amounts invoiced by Seller through December 31, 2002 and 120% of such rolling average thereafter. Any assignment of accounts receivable shall be subject to the approval of Seller's secured lender and any conditions or restrictions imposed by Seller's secured lender.

              (e) Debtor will, at Secured Party's request, execute a note or notes in favor of Secured Party in an aggregate amount equal not more than two million, five hundred thousand dollars ($2,500,000.00) to be applied against the accounts receivable due from Debtor to Secured Party . Such note to bear interest at the rate of nine percent (9%) per annum and be paid over eighteen
(18) months from its date.

         3.5 Except for the security interest granted hereby or unless explicitly consented to in writing by Secured Party and as shown on the attached Exhibit "B", Debtor is, and at all times hereafter will be, the sole owner of the Collateral free from any adverse liens, encumbrances, security interests or adverse claims whatsoever; provided, however, that subject to Section 7.11, Debtor is permitted to grant security interests to reputable third party lenders such that Secured Party will retain no lower than a third priority security interest in Debtor's accounts receivable, no lower than a fifth priority security interest in Debtor's inventory, and no lower than a third priority security interest in the remainder of the Collateral.

         3.6 The Collateral is used and will at all times hereafter be used primarily for business purposes and not for personal, family or household purposes. Debtor is not entering into the transaction giving rise to the Secured Obligations nor are any of the Secured Obligations being incurred for personal, family or household purposes.

         3.7 Debtor will not remove any of the Collateral from its location at the date hereof without the prior written permission of Secured Party; and Debtor will keep the Collateral separate and identifiable from its other property.

         3.8 Debtor will pay prior to delinquency and promptly discharge all taxes, liens, charges and assessments of any kind whatsoever levied or assessed against the Collateral or any part thereof and all claims for labor performed or materials furnished for any improvement or repair of any Collateral or for storage of any Collateral.

         3.9 Secured Party may examine at any time any of Debtor's records relating to any of the Collateral and may make copies therefrom, and may utilize any duplication equipment located on the premises.

         3.10 Debtor will promptly notify Secured Party in the event of (a) any damage to or loss of the Collateral or any part thereof, from any cause whatsoever, (b) any claim or proceeding that might in any way affect or impair the security interest created hereby, (c) any default arising under this Security Agreement or any other material agreement in effect between the parties, or (d) any change in the name, place of business, mailing address or legal form of organization of Debtor.

         3.11 In the event an attorney is employed by Secured Party to enforce any of the terms hereof, Debtor will pay all costs and reasonable attorneys' fees incurred by Secured Party in connection therewith and said amount shall be secured hereby and shall be immediately repayable by Debtor to Secured Party.

                                    ARTICLE 4

                            Acts Constituting Default
                            -------------------------

4. The happening of any of the following events shall constitute a default by Debtor under this Security Agreement:

         4.1 Subject to Article 3.4(b), Debtor shall fail to pay the Payables or any other sum secured hereby when due, except that no default will be deemed to occur if Debtor pays such Payables or other sum within ten (10) days of Secured Party's written notice to Debtor in accordance with the provisions of Article 6 hereof;

         4.2 Failure by Debtor to keep or perform any of the terms, covenants or conditions of this Security Agreement, the Payables, the Manufacturing Agreement, as amended, the Assignment Agreement, or any other agreement, instrument or document described in Section 2.2, except that no default will be deemed to occur if Debtor cures such failure within ten (10) days of Secured Party's written notice to Debtor in accordance with the provisions of Article 6 hereof;

         4.3 If any representation, warranty or financial statement made or furnished by or on behalf of Debtor to Secured Party in connection with this Security Agreement shall be false in any material respect when made or furnished;

         4.4 The levy of any attachment, execution or other process against the Collateral or any part thereof, and the failure of removal of such process within ten (10) days;

         4.5 A court having jurisdiction shall enter a decree or order for relief in respect of Debtor in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, trustee, liquidator, custodian or other similar official of Debtor or for any substantial part of its property, or ordering the winding up or liquidation of its affairs, and such decree or order shall remain unstayed and in effect for a period of sixty (60) consecutive days, except that if Secured party has material involvement in the events described in this Article
4.5 (i.e., Secured Party is involved in seeking the involuntary bankruptcy of Debtor), the events described in this Article 4.5 shall not be deemed a default under this Security Agreement; or

         4.6 Debtor shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in any involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee, liquidator, custodian or other similar official of Debtor or for any substantial part of its property, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due.

                                    ARTICLE 5

                      Secured Party's Remedies Upon Default
                      -------------------------------------

5. Upon, or at any time after, a default by Debtor, as set forth above, Secured Party shall, subject to the rights of any other secured parties have the right to enforce the security interest created hereby in any manner provided or permitted by applicable law and to exercise any and all rights under this Security Agreement, the Payables or any other agreement, instrument or document described in Section 2.2. Without limiting the generality of the foregoing, Secured Party shall have the right to:

         5.1 Declare the entire indebtedness secured hereby immediately due and payable;

         5.2 Exercise all rights and remedies of a secured party under the California Uniform Commercial Code;

         5.3 Require Debtor to assemble the Collateral and make it available to Secured Party at a place designated by Secured Party which is reasonably convenient to both parties;

         5.4 Without removal, render the Collateral unusable and sell, lease or otherwise dispose of the same on the premises;

         5.5 Enter upon the premises where the Collateral is kept and possess and remove the same without judicial process if Secured Party can do so without a breach of the peace, or proceed by legal action to take possession of the Collateral;

         5.6 Require from Debtor such additional Collateral as in the discretion of Secured Party seems necessary and advisable;

         5.7 Notify an account debtor or the obligor on an instrument to make payment to Secured Party, and take control of any proceeds to which Secured Party is entitled;

         5.8 Proceed against Debtor with or without proceeding against the Collateral, including proceeding against the separate property of the Debtor;

         5.9 Proceed against Debtor for any deficiency after proceeding against the Collateral;

         5.10 Proceed against any other security securing any indebtedness or obligation secured hereby with or without proceeding against the Collateral;

         5.11 Retain the Collateral in satisfaction of the Secured Obligations;

         5.12 Execute, acknowledge, deliver, file and record, for and on behalf of Debtor and in Debtor's name as attorney-in-fact for Debtor, such assignments, conveyances, certificates and other documents that Secured Party deems appropriate to realize upon or retain the Collateral; and

         5.13 Incur costs, fees and expenses, including without limitation, attorneys' fees and costs, and costs and fees to appear in and contest any action or proceeding purporting to affect the security interest or rights of Secured Party, and expenses of retaking, holding, preparing for sale, lease or other disposition and selling, leasing or otherwise disposing of the Collateral.

All rights and remedies herein provided are cumulative and not exclusive of any rights or remedies otherwise provided by law. Any single or partial exercise of any right or remedy shall not preclude the further exercise thereof or the exercise of any other right or remedy.

                                    ARTICLE 6

                                     Notices
                                     -------

6. The following shall control the giving of any notice hereunder:

         6.1 Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Secured Party will give Debtor (if Debtor has not waived or varied its right to notice after default) reasonable notice of the time and place of any public sale thereof or of the time on or after which any private sale or other intended disposition thereof is to be made.

         6.2 The requirements of reasonable notice shall be met if such notice is mailed, postage prepaid, to Debtor's address at least five (5) business days before the date of any sale or disposition.

         6.3 Any notice provided for in this Security Agreement shall be in writing and shall be delivered personally or may be sent by first class mail, registered or certified, return receipt requested, postage prepaid to:

         Secured Party                             Debtor
         -------------                             ------
         14101 Myford Road                         25111 Arctic Ocean
         Tustin, CA 92780                          Lake Forest, CA 92630
         Attn: Chief Financial Officer             Attn: Chief Financial Officer

         6.4 Any notice mailed to Debtor will be deemed effective two (2) calendar days after deposit in the United States mails.

         6.5 Debtor shall provide to Secured Party a complete and up-to-date listing of the names and addresses of all parties to whom notices should be mailed. Unless Debtor has, in writing by return receipt certified or registered mail, informed Secured Party of any changes in address, notice mailed to the address in this Security Agreement shall be deemed to be effective.

                                    ARTICLE 7

                               General Provisions
                               ------------------

7. This Security Agreement is subject to and shall be construed in accordance with the following provisions:

         7.1 This Agreement applies to and shall inure to the benefit of the successors and assigns of Secured Party and shall bind the successors and assigns of Debtor.

         7.2 This Agreement sets forth the entire agreement between Debtor and Secured Party with respect to all matters herein, and the provisions hereof may not be changed or modified except by an instrument in writing signed by the parties hereto.

         7.3 All covenants, agreements, representations and warranties made herein or in documents delivered pursuant hereto or in connection herewith shall be deemed to have been material and relied upon by Secured Party and shall survive the execution and delivery to Secured Party.

         7.4 Time is of the essence of this Agreement.

         7.5 No course of dealing between Debtor and Secured Party, or failure, neglect or delay by Secured Party in exercising any and all of Secured Party's rights hereunder shall operate as a waiver, forfeiture or abandonment of any such right except only to the extent explicitly waived in writing.

         7.6 All advances, charges, costs and expenses, including attorneys' fees, incurred or paid by Secured Party in exercising any right, power or remedy under this Agreement shall become part of the Secured Obligations and shall be immediately payable by Debtor to Secured Party, with interest at the maximum rate allowed by law.

         7.7 This Agreement is being delivered and is intended to be performed in the State of California and shall be construed in accordance with the laws of the State of California. Venue in any action based upon this Agreement shall be proper in Orange County.

         7.8 In the event any provision or provisions hereof are adjudged invalid or unenforceable, the remaining provisions shall continue in full force and effect.

         7.9 In any arbitration or suit brought to enforce any of the provisions of this or any other agreement between Secured Party and Debtor, upon request of Secured Party as plaintiff or cross-complainant, the arbitrator or court having jurisdiction over such proceeding may appoint a receiver to take possession of and control the Collateral, and such receiver may exercise such powers over the Collateral as the arbitrator or court shall confer. Secured Party may obtain the appointment of a receiver ex parte and Debtor waives the right to any prior notice.

         7.10 The security interest created hereby shall terminate upon full payment and discharge of all Secured Obligations. Upon such termination, Secured Party shall execute and deliver to Debtor such termination statements and other documents as may be reasonably requested by Debtor to terminate any financing statement then on file or of record with respect to the security interest created hereby.

         7.11 Secured Party agrees that in the event Debtor secures financing from a reputable senior lender after the date of this Security Agreement and prior to the termination of this Security Agreement, Secured Party shall execute and deliver to Debtor such documents as may be reasonably requested by Debtor and such senior lender to subordinate Secured Party's security interest to the security interest granted to such senior lender; provided, however, that this provision applies only with respect to Secured Party's security interest in accounts receivable and inventory, and only if Debtor concurrently pays in full all of Seller's invoices that remain unpaid for more than sixty (60) days.

         IN WITNESS WHEREOF, the parties have caused this Security Agreement to be executed and delivered on the date first written above.

DEBTOR:

Telenetics Corporation, a California Corporation


By: /s/ David Stone
    ----------------
                    , its President and CFO
                          -----------------


By: /s/ George Rombach
    ------------------
                    , its Secretary
                          ---------

SECURED PARTY:

Corlund Electronics, Inc., a Delaware corporation


By: /s/ Gregory Morris
    ------------------
                    , its Secretary
                          ---------

                                   EXHIBIT "A"


All accounts, accounts receivable, inventory, contract rights, instruments, investment property, chattel paper and general intangibles in the nature of payment obligations owing to Borrower, including, without limitation, all rights of Borrower to payment for goods sold or leased, or to be sold or to be leased, or for services rendered or to be rendered, howsoever evidenced or incurred, together with all returned or repossessed goods and all books, records, computer tapes, programs and ledger books arising therefrom or relating thereto, all whether now owned or hereafter acquired and howsoever arising.

                                   EXHIBIT "B"

                              EXISTING ENCUMBRANCES


Secured Amount        Collateral         Position        Security Holder(s)
--------------------------------------------------------------------------------

$4.365 million        Inventory                       Dolphin Offshore Partners
                                         Second       ($2.115 million)

                                         First        SDS Capital Partners
                                                      ($1.5 million)

                                         First        Other individual investors
                                                      ($750k)

$250k                 All assets         First        Shala Shashani/SMC Group
                       (on all but inventory; after above $4.365M on inventory)

$603k                 All assets         Second       Rutan & Tucker LLP
                       (on all but inventory; after above $4.365M on inventory)